EXHIBIT 10(aa)
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                        FIRST LOAN MODIFICATION AGREEMENT

         This First Loan Modification Agreement (this "Loan Modification Agreement") is entered into as of March 31, 2008, by and between (i) SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 ("Bank") and (ii) SPIRE CORPORATION ("Spire"), a Massachusetts corporation, and SPIRE SEMICONDUCTOR, LLC, f/k/a BANDWITH SEMICONDUCTOR, LLC ("Semiconductor"), a Delaware limited liability company (Spire and Semiconductor, are referred to herein, individually, jointly, severally and collectively, as the "Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of May 25, 2007, evidenced by, among other documents, a certain Loan and Security Agreement dated as of May 25, 2007, between Borrower and Bank (as amended, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3.       DESCRIPTION OF CHANGE IN TERMS.

         A.  Modifications to Loan Agreement.

             1 The Loan Agreement shall be amended by deleting the following provision appearing as Section 2.2(a) thereof:

                 "   (a) Interest Rate. Subject to Section 2.2(b), the principal amount outstanding for each Equipment Advance shall accrue interest at a floating per annum rate equal to one half of one percentage point (0.5%) above the Prime Rate, which interest shall be payable monthly."

                 and inserting in lieu thereof the following:

                 "   (a) Interest Rate. Subject to Section 2.2(b), the principal amount outstanding for each Equipment Advance shall accrue interest at a floating per annum rate equal to one half of one percentage point (0.5%) above the Prime Rate, which interest shall be payable monthly. Commencing on the 2008 Closing Date, and subject to Section 2.2(b), the principal amount outstanding for each Equipment Advance shall accrue interest at a floating per annum rate equal to one percentage point (1.0%) above the Prime Rate, which interest shall be payable monthly."

             2 The Loan Agreement shall be amended by deleting the following provision appearing as Section 6.7 entitled "Financial Covenants":

                 "6.7 Financial Covenants.
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                     Borrower shall maintain, at all times, to be tested as of
                 the last day of each month, unless otherwise noted, on a consolidated basis:

                     (a) Adjusted Quick Ratio. An Adjusted Quick Ratio of at
                 least: (i) 1.0 to 1.0 as of the last day of each of the months ending May 31, 2007, and June 30, 2007; and (ii) 1.5 to 1.0 as of the last day of the month ending July 31, 2007, and as of the last day of each month thereafter. Notwithstanding the foregoing, the failure of Borrower to comply with this financial covenant during any such month shall not constitute an Event of Default provided that: (a) during any quarter in which Borrower maintains Net Income (tested as of the last day of each quarter) of less then One Dollar ($1.00), Borrower's Unrestricted Cash is greater than or equal to one and one-quarter times (1.25x) the outstanding principal amount of the Equipment Line at all times during such month, or (b) during any quarter in which Borrower maintains Net Income (tested as of the last day of each quarter) of at least One Dollar ($1.00), Borrower's Unrestricted Cash is greater than or equal to one times (1.0x) the principal amount of the outstanding Equipment Line at all times during such month.

                     (b) Minimum Quarterly Net Income. Borrower shall maintain
                 Net Income of at least: (i) ($1,500,000.00) as of the last day of the quarter ending June 30, 2007, (ii) $1.00 as of the last day of the quarter ending September 30, 2007, and (iii) $250,000.00 as of the last day of the quarter ending December 31, 2007, and as of the last day of each quarter thereafter."

                 and inserting in lieu thereof the following:

                 "6.7 Financial Covenants.

                     Borrower shall maintain at all times, to be tested as of
                 the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower and its
                 Subsidiaries:

                     (a) Liquidity. The ratio of (x) (i) Borrower's unrestricted cash and Cash Equivalents at Bank plus (ii) eighty percent (80%) of Eligible Accounts (as defined in the Revolving Line Loan Agreement) plus (iii) the lesser of (1) twenty-five percent (25%) of Borrower's Eligible Inventory (as defined in the Revolving Line Loan Agreement) or (2) $2,500,000 to (y) all outstanding Credit Extensions, including reserves, shall be greater than 2.00:1.00; and

                     (b) Profitability. A minimum Net Income, on a trailing six
                 (6) month basis, of (i) not less than ($1,000,000), for each monthly period beginning on the Effective Date through and including May 31, 2008; and (ii) not less than $1.00, for each monthly period beginning June 1, 2008 and thereafter."

             3 The Loan Agreement shall be amended by inserting the following new provision to appear as Section 8.10 thereof:

                 "8.10 Revolving Line Loan Agreement. An Event of Default (as such term is defined under the Revolving Line Loan Agreement) occurs under the Revolving Line Loan Agreement."

             4 The Loan Agreement shall be amended by inserting the following new definitions to appear alphabetically in Section 13.1 thereof:

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                 "   "2008 Closing Date" is March 31, 2008.

                     "Net Income" means, as calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.

                     "Revolving Line Loan Agreement" is that certain Loan and Security Agreement by and between Borrower and Bank as of the 2008 Closing Date, as may be amended from time to time."

             5 The Loan Agreement shall be amended by deleting the following subsection (d) of the definition of "Permitted Investments" appearing in Section 13.1 thereof:

                 "   (d) Investments of Subsidiaries in or to other
                 Subsidiaries or Borrower and Investments by Borrower in Subsidiaries not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year;"

                 and inserting in lieu thereof:

                 "   (d) Investments of Subsidiaries in or to other
                 Subsidiaries or Borrower and Investments by Borrower in Subsidiaries (with the exception of Gloria Spire Solar, LLC) not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year;"

             6 The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

                 ""Prime Rate" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

                 and inserting in lieu the following:

                 ""Prime Rate" is the greater of (i) six percent (6.0%), and
                 (ii) Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

             7 The Compliance Certificate appearing as Exhibit C to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

         B.  Waivers.

             1 Bank hereby waives Borrower's existing defaults under the Loan Agreement by virtue of Borrower's failure to comply with the:
                 (i) Adjusted Quick Ratio financial covenant set forth in
                 Section 6.7(a) thereof as of the months ended November 30, 2007, December 31, 2007, January 31, 2008, and February 29, 2008 (required prior to this Loan Modification Agreement), and
                 (ii) Minimum Quarterly Net Income financial covenant set forth in Section 6.7(b) as of the month ended December 31, 2007 (required prior to this Loan Modification Agreement). Bank's waiver of Borrower's compliance of said affirmative covenants shall apply only to the foregoing specific periods.

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4.       FEES. Borrower shall pay to Bank a modification fee equal to Ten
Thousand Dollars ($10,000), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

6. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

7. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

8. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

9. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.


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         This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.


BORROWER:                                     BANK:

SPIRE CORPORATION                             SILICON VALLEY BANK

By:      /s/ Roger G. Little                  By:      /s/ Karen Dunn
         -----------------------------                 -------------------------
Name:    Roger G. Little                      Name:    Karen Dunn
Title:   Chief Executive Officer              Title:   Relationship Manager



By:      /s/ Christian Dufresne
         -----------------------------
Name:    Christian Dufresne
Title:   Chief Financial Officer



SPIRE SEMICONDUCTOR, LLC, f/k/a
BANDWITH SEMICONDUCTOR, LLC

By:      /s/ Roger G. Little
         -----------------------------
Name:    Roger G. Little
Title:   Chief Executive Officer



By:      /s/ Christian Dufresne
         -----------------------------
Name:    Christian Dufresne
Title:   Chief Financial Officer




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